EXHIBIT 16

[PricewaterhouseCoopers LLP Letterhead]


October 26, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

     We have read the statements made by GSE Systems, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated October 26, 1999. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,



PricewaterhouseCoopers LLP